EXHIBIT 11

                              MICRO WAREHOUSE, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (unaudited)

                                                           Primary                            Primary
                                                     Three months ended                 Nine months ended
                                                September 30,    September 30,   September 30,    September 30,
                                                    1997             1996            1997             1996
                                                  --------         --------        --------        --------
Net income (loss)
Income (loss) before extraordinary charge          ($7,118)        $ 10,725        $  8,514        $ 11,034
Extraordinary charge,  net of taxes                     --               --              --           1,584
                                                  --------         --------        --------        --------
Net income (loss)                                  ($7,118)        $ 10,725        $  8,514        $  9,450
                                                  ========         ========        ========        ========

Shares
Weighted average common shares outstanding          34,550           34,294          34,432          34,156
Common equivalent shares                                --              336             327             511
                                                  --------         --------        --------        --------
Weighted average common shares and common
stock equivalent shares outstanding
                                                    34,550           34,630          34,759          34,667
                                                  ========         ========        ========        ========
Per share
Income (loss) before extraordinary charge           ($0.21)        $   0.31        $   0.24        $   0.32
Extraordinary charge,  net of taxes                     --               --              --           (0.05)
                                                  --------         --------        --------        --------
Net income (loss)                                   ($0.21)        $   0.31        $   0.24        $   0.27
                                                  ========         ========        ========        ========

                                                       Fully diluted                     Fully diluted
                                                     Three months ended                 Nine months ended
                                                September 30,    September 30,   September 30,    September 30,
                                                    1997             1996            1997             1996
                                                  --------         --------        --------        --------
Net income (loss)
Income (loss) before extraordinary charge          ($7,118)        $ 10,725        $  8,514        $ 11,034
Extraordinary charge,  net of taxes                     --               --              --           1,584
                                                  --------         --------        --------        --------
Net income (loss)                                  ($7,118)        $ 10,725        $  8,514        $  9,450
                                                  ========         ========        ========        ========

Shares
Weighted average common shares outstanding          34,550           34,294          34,416          34,156
Common equivalent shares                                --              336             503             511
                                                  --------         --------        --------        --------
Weighted average common shares and common
stock equivalent shares outstanding
                                                    34,550           34,630          34,919          34,667
                                                  ========         ========        ========        ========
Per share
Income (loss) before extraordinary charge           ($0.21)        $   0.31        $   0.24        $   0.32
Extraordinary charge,  net of taxes                     --               --              --           (0.05)
                                                  --------         --------        --------        --------
Net income (loss)                                   ($0.21)        $   0.31        $   0.24        $   0.27
                                                  ========         ========        ========        ========